                                                                    EXHIBIT 99.1


NEWS                                   SIZZLER INTERNATIONAL, INC.
BULLETIN                               6101 W. Centinela Ave., Suite 200
                                       Culver City, CA 90230
                                       (310) 568-0135
FROM:                                  TRADED:  NYSE: SZ
[GRAPHIC OMITTED]
--------------------------------------------------------------------------------

The Financial Relations Board, Inc.

FOR FURTHER INFORMATION:

AT THE COMPANY:                  AT THE FINANCIAL RELATIONS BOARD:
Steven Selcer                    Paul Goodson                James Hoyne                      Marjorie Ornston
Chief Financial Officer          General Information         Investor/Analyst Contact         Media Contact
(310) 568-0135                   (310) 442-0599              (310) 442-0599                   (310) 442-0599
-------------------------------------------------------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE
NOVEMBER 17, 1999

             SIZZLER INTERNATIONAL REPORTS SECOND QUARTER RESULTS

                  12th Consecutive Quarter Of Earnings Growth

               Continuing Gains Expected by New Management Team

Highlights for the Quarter
--------------------------

 .    Second quarter earnings per diluted share increase 28% to 7.1 cents
 .    Revenues increase 8% to $55 million
 .    Remodeling and quality improvement programs underway
 .    Share buy-back announced

CULVER CITY, CA. -- November 17, 1999 -- Sizzler International, Inc. (NYSE: SZ) today announced a 28% increase in earnings per diluted share and gains in its total revenues for the second quarter of Fiscal 2000 ended October 17, 1999.

Net income for the second quarter was $2.06 million or $0.071 per diluted share, versus $1.60 million, or $0.056 per diluted share in the same period a year ago. "Our gains in earnings primarily reflect the result of our continuing focus on cost controls combined with sales increases," said Sizzler International, Inc. President and CEO Charles Boppell.

For the 12 weeks ended October 17, 1999, Sizzler reported revenues of $55.3 million, up 8.3% over the $51.0 million in the comparable period in Fiscal 1999.

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Commenting on Sizzler's recent results and new strategic focus, Boppell remarked, "We are solidly underway with our new management team's turnaround plan. By the middle of next year, we will have upgraded the quality of our food and improved the salad bar offerings in all of our company operated U.S. restaurants."

"Although it is too early to draw definitive conclusions from the restaurants that are already featuring these improvements, the feedback we are getting from customers is very positive and same store growth is strong in those locations. We have also started remodeling our locations to give them a softer, quieter, and updated feel, but are still retaining our casual dining theme. This program is expected to be completed for the entire system by the middle of 2001," Boppell added.

For the 24 weeks ended October 17, 1999, Sizzler reported revenues of $112.27 million versus $103.59 million in the same period last year, which is a gain of 8.4%. Net income for the first half was $4.57 million, or $0.158 per diluted share, compared with $3.67 million or $0.127 per diluted share, in the same period a year ago.

At October 17, 1999, Sizzler reported total assets of $111.15 million and shareholders' investment of $56.75 million. The company had 28,776,134 shares issued and outstanding, down from 28,797,828 at the end of Fiscal 1999.

Positive Trends in Same Store Sales Growth

"Due to the limited number of locations that have our new food and cooking methods, this quarter's company-wide same store results are not representative of the success of this new program. However, looking only at those locations offering the higher quality food, we have seen same store sales increase even in the early weeks following the change," remarked Mr. Boppell. Same store sales decreased 0.6% across all U.S. Sizzler locations, and increased 2.0% in the Australian Sizzler locations. Sizzler's KFC units posted a 6.4% increase in same store sales for the second quarter.

In addition to strong same store sales increases for locations with new, higher quality food and improved cooking methods, Sizzler has seen an increase in customer counts and a shift in the entree choices of its patrons. "Since making these changes, guest counts have increased, which we believe is an indication of the stronger customer acceptance of our improved food and cooking methods. We also believe that by offering higher quality and giving customers better options, we will win back customers who haven't visited Sizzler in a while," Boppell said.

Strong outlook

Improvements in food quality and cooking methods began in selected company-owned Sizzler locations in late August, 1999, and will be complete in all locations by mid-2000. As of the end of the second quarter, one restaurant had been remodeled, with plans to complete all 266 domestic Sizzlers by the end of 2001. "Based on early indications of a successful turnaround strategy and other positive financial trends, we expect to achieve continuing gains in Sizzler's

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financial and operating performance through the end of Fiscal 2000 and in 2001.
Contributing to the gains from our food quality and remodeling programs will be our share buy-back program and the completion of a successful acquisition," added Boppell.

Share Buy Back Announced

On November 11, 1999, Sizzler reported that its Board of Directors had approved the repurchase of up to 1.5 million shares, to be conducted from time to time in the open market or in negotiated transactions. Commenting on the share repurchase, Mr. Boppell said, "All of the elements of our strategic plan are intended to create additional shareholder value, including our plans for a stock buy-back. We believe our stock price does not adequately reflect the full value of our current business, nor the strong growth we are already beginning to create through the improvement in the quality of our meals and our restaurant remodeling. We believe that a stock buy-back will only accelerate the enhancement of shareholder value that is being created by these restaurant improvements, our plans to co-brand our Australian locations, and the long term growth we will create through a successful acquisition."

About Sizzler International

Sizzler International, Inc. operates, franchises or joint ventures 345 Sizzler restaurants worldwide, in addition to 101 KFC restaurants in Queensland, Australia. The company owns 66 of its U.S. Sizzler locations and 31 Australian locations. The company franchises 187 Sizzler locations in the U.S. and 61 locations internationally. The company is listed on the New York Stock Exchange under ticker symbol SZ.

Certain statements contained in this document may be deemed to be forward-looking statements under federal securities laws. Sizzler intends that all such forward-looking statements be subject to the safe harbor created under such laws. Such forward-looking statements include, but are not limited to, statements regarding (i) the successful implementation, and the timing of the implementation, of Sizzler's current operating strategies, including but not limited to food product enhancement, facilities remodeling, co-branding, and stock repurchase programs; (ii) the positive impact on financial performance of the implementation of Sizzler's operating strategies; (iii) the completion of the acquisition of a restaurant chain. Sizzler cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained herein. Such factors include, but not are not limited to, (a) Sizzler's ability to implement its operating strategies efficiently and on schedule; (b) the strength and duration of positive consumer response of Sizzler's new food offerings and restaurant remodeling; (c) the availability on favorable terms of acquisition opportunities meeting Sizzler's criteria, and Sizzler's ability successfully to expand the acquired concept; (d) exchange rate fluctuations and other financial

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market changes that could affect Sizzler's revenues and earnings; and (e) other risks as detailed from time to time in Sizzler's SEC reports, including Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and Annual Reports on Form 10-K. Investors are encouraged to review these reports for complete details of Sizzler's operating results.


For more information on Sizzler International, Inc. via facsimile at no cost, simply call 1-800-PRO-INFO and dial client code "SZ."


                          Financial Tables to Follow

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                 SIZZLER INTERNATIONAL, INC. AND SUBSIDIARIES
                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)




                                                 TWENTY-FOUR WEEKS ENDED
                                             -------------------------------
                                             OCTOBER 17,         OCTOBER 18,
                                                1999                 1998
-------------------------------------        -------------------------------
                                                       (Unaudited)
Revenues
 Restaurants                                    $108,050             99,706
 Franchise operations                              4,218              3,886
-------------------------------------        -----------         ----------
 Total revenues                                  112,268            103,592
-------------------------------------        -----------         ----------
Costs and Expenses

 Cost of sales                                    39,710             36,521
 Labor and related expenses                       29,377             27,188
 Other operating expenses                         23,272             21,188
 Depreciation and amortization                     4,232              4,411
 General and administrative expenses               8,752              8,500
-------------------------------------        -----------         ----------
 Total operating costs                           105,343             97,808
-------------------------------------        -----------         ----------
 Interest expense                                  1,688              1,704

 Investment income                                  (380)              (360)
-------------------------------------        -----------         ----------
 Total costs and expenses                        106,651             99,152
-------------------------------------        -----------         ----------
Income before income taxes                         5,617              4,440
-------------------------------------        -----------         ----------
Provision for income taxes                         1,048                775
-------------------------------------        -----------         ----------
Net income                                      $  4,569           $  3,665
=====================================        ===========         ==========


Basic and diluted earnings per share            $   0.16           $   0.13
=====================================        ===========         ==========

                 SIZZLER INTERNATIONAL, INC. AND SUBSIDIARIES
                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)




                                                    TWELVE WEEKS ENDED
                                             -------------------------------
                                             OCTOBER 17,          OCTOBER 18,
                                                 1999                1998
-------------------------------------        -------------------------------
                                                       (Unaudited)
Revenues
 Restaurants                                    $ 53,209           $ 48,973
 Franchise operations                              2,054              2,041
-------------------------------------        -----------         ----------
 Total revenues                                   55,263             51,014
-------------------------------------        -----------         ----------
Costs and Expenses

 Cost of sales                                    19,503             17,971
 Labor and related expenses                       14,532             13,443
 Other operating expenses                         11,721             10,584
 Depreciation and amortization                     2,154              2,152
 General and administrative expenses               4,094              4,233
-------------------------------------        -----------         ----------
 Total operating costs                            52,004             48,383
-------------------------------------        -----------         ----------
 Interest expense                                    816                841

 Investment income                                  (198)              (194)
-------------------------------------        -----------         ----------
 Total costs and expenses                         52,622             49,030
-------------------------------------        -----------         ----------
Income before income taxes                         2,641              1,984
-------------------------------------        -----------         ----------
Provision for income taxes                           578                380
-------------------------------------        -----------         ----------
Net income                                      $  2,063           $  1,604
=====================================        ===========         ==========


Basic and diluted earnings per share            $   0.07           $   0.06
=====================================        ===========         ==========

                 SIZZLER INTERNATIONAL, INC. AND SUBSIDIARIES
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                (IN THOUSANDS)


                                                                    October 17,        April 30,
                        ASSETS                                         1999               1999
-------------------------------------------------------------       ----------         ---------
                                                                    (Unaudited)        (Audited)
Current Assets:
  Cash and cash equivalents                                         $  21,025          $  14,691
  Receivables, net of reserves of $1,916 at
   October 17, 1999 and $1,726 at April 30, 1999                        3,369              3,546
  Inventories                                                           4,001              4,346
  Prepaid expenses and other current assets                             1,663              1,669
-------------------------------------------------------------       ---------          ---------
     Total current assets                                              30,058             24,252
-------------------------------------------------------------       ---------          ---------

Property and equipment, net                                            73,690             77,836

Long-term notes receivable, net of reserves of $528
  at October 17, 1999 and at April 30, 1999                             1,453              1,553

Deferred income taxes                                                     609                795

Intangible assets, net of accumulated amortization of
  $918 at October 17, 1999 and $887 at April 30, 1999                   2,030              2,104

Other assets, net of accumulated amortization and reserves of
  $10 at October 17, 1999 and $6 at April 30, 1999                      3,314              2,129
-------------------------------------------------------------       ---------          ---------
     Total assets                                                   $ 111,154          $ 108,669
=============================================================       =========          =========

                                   - more -

                 SIZZLER INTERNATIONAL, INC. AND SUBSIDIARIES
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)


                                                                    October 17,        April 30,
                LIABILITIES AND STOCKHOLDERS' INVESTMENT               1999              1999
-------------------------------------------------------------       ---------          ---------
                                                                    (Unaudited)        (Audited)
Current Liabilities:
  Current portion of long-term debt                                 $   5,797          $   5,898
  Accounts payable                                                      8,315              7,892
  Other current liabilities                                             8,205              8,853
  Income taxes payable                                                  2,474              2,449
-------------------------------------------------------------       ---------          ---------
     Total current liabilities                                         24,791             25,092
-------------------------------------------------------------       ---------          ---------

Long-term Liabilities:
  Long-term debt, net of current portion                               24,791             26,918
  Other liabilities                                                     4,824              3,916
-------------------------------------------------------------       ---------          ---------
     Total long-term liabilities                                       29,615             30,834
-------------------------------------------------------------       ---------          ---------

Stockholders' Investment:
  Capital stock -
    Preferred, authorized 1,000,000 shares, $5 par value;
     no shares issued                                                       -                  -
    Common, authorized 50,000,000 shares, $0.01 par value;
     outstanding 28,776,134 shares at October 17, 1999
     and 28,797,828 shares at April 30, 1999                              288                288
  Additional paid-in capital                                          278,377            278,365
  Accumulated deficit                                                (217,622)          (222,191)
  Cumulative foreign currency translation adjustments                  (4,295)            (3,719)
-------------------------------------------------------------       ---------          ---------
     Total stockholders' investment                                    56,748             52,743
-------------------------------------------------------------       ---------          ---------

     Total liabilities and stockholders' investment                 $ 111,154          $ 108,669
=============================================================       =========          =========
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